Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-194251) of Wabash National Corporation
(2)	Registration Statement (Form S-8 No. 333-115682) pertaining to the 2004 Stock Incentive Plan of Wabash National Corporation
(3)	Registration Statement (Forms S-8 No. 333-149349) pertaining to the 2011 Omnibus Incentive Plan and the 2007 Omnibus Incentive Plan of Wabash National Corporation
(4)	Registration Statement (Form S-8 No. 333-178778) pertaining to the 2011 Omnibus Incentive Plan of Wabash National Corporation

of our reports dated February 26, 2016, with respect to the consolidated financial statements of Wabash National Corporation and the effectiveness of internal control over financial reporting of Wabash National Corporation, included in this Annual Report (Form 10-K) of Wabash National Corporation for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Indianapolis, Indiana

February 26, 2016